UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): June 6, 2006

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation)	0-2585 (Commission File Number)	62-0183370 (I.R.S. Employer Identification No.)

345-B Nowlin Lane, Chattanooga, Tennessee (Address of principal executive offices)	37421 (zip code)

Registrant's telephone number, including area code (423) 510-7010

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 6, 2006, the Company’s Compensation Committee approved a Restricted Stock Award to be granted pursuant to the Company’s 2006 Stock Awards Plan (the “2006 Plan”) to Daniel K. Frierson, the Company’s Chief Executive Officer. The Award consists of 125,000 shares of Restricted Stock and is intended to retain and motivate Mr. Frierson over the next several years and to bring his total compensation package closer to median levels for the Chief Executive Officers of comparable companies. Subject to a minimum vesting period of 2 years, vesting of the Restricted Shares subject to the Award would be contingent on a 35% increase in the market value of the Company’s common stock at any time within 5 years of the date of the Award.  Additionally, vesting of the Award would be subject to Mr. Frierson’s continued service during the vesting period, which would begin when the market condition is met and continue, pro rata, until June 6, 2013.

Item 9.01	Financial Statements and Exhibits.
	(c)	Exhibits
		(10.1)	Award of 125,000 shares of Restricted Stock under the 2006 Stock Awards Plan to Daniel K. Frierson.

f8krestrictstock_dkf606.DOC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2006	THE DIXIE GROUP, INC.
By: /s/ Gary A. Harmon Gary A. Harmon Chief Financial Officer

f8krestrictstock_dkf606.DOC